Exhibit 10.19

Amendment to Rush Street Interactive, Inc.
Omnibus 2020 Equity Incentive Plan

This Amendment to the Rush Street Interactive, Inc. Omnibus Equity Incentive Plan (the “Plan”) is hereby adopted this 24th day of March, 2021, by Rush Street Interactive, Inc. (the “Company”).

Pursuant to a resolution of the Board of Directors of the Company, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

1.	By deleting the words “December 29, 2020” in Section 18 with respect to the term of the Plan and replacing it with “the date that is ten (10) years from the Effective Date” to correct a scrivener’s error in the document and to correctly state that the Plan’s termination date is December 29, 2030, ten years after the date the Plan was originally adopted.
2.	Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer as of the date first above written.

Rush Street Interactive, Inc.

By:	/s/ Kyle Sauers
Name:	Kyle Sauers
Title:	Chief Financial Officer